UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2005

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On June 17, 2005, the Compensation and Human Resource Committee (the “Committee”) of the Board of Directors of NCR Corporation (“NCR” or the “Company”) took certain actions with respect to the Company’s executive officers that will go into effect as of July 1, 2005. In connection with these actions, the Committee considered the compensation of the Company’s executive officers in light of their current performance levels, compensation histories, updated market data, and the Company’s current transition to a new Chief Executive Officer. Based upon this review, the Committee increased the annual base salaries of four of the Company’s executive officers to the following amounts: (a) Peter Bocian, Senior Vice President and Chief Financial Officer – $350,000 per annum; (b) Michael Koehler, Senior Vice President, Teradata Division – $385,000 per annum; (c) Lee Schram, Senior Vice President, Retail Solutions Division – $330,000 per annum; and (d) Keith Taylor, Senior Vice President, Financial Solutions Division – $355,000 per annum.

Additionally, in connection with this review, the Committee agreed to grant the following retention awards, effective July 1, 2005: (a) 5,000 restricted shares of the Company’s common stock to Mr. Koehler; and (b) 2,000 restricted shares of the Company’s common stock to Mr. Schram. Each award will vest in its entirety three years from the date of grant if the executive officer has been continuously employed by the Company as of that date, and will be made pursuant to the Company’s standard 2005 Restricted Stock Agreement for retention awards under the NCR Management Stock Plan. A copy of this restricted stock agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated April 27, 2005.

On June 17, 2005, the Committee also approved the adoption of a diversity incentive program for the Company’s executive officers to further the Company’s objectives of increasing representation of diverse employees, building awareness of the Company’s diversity goals among its employees, and attracting diverse employees to the Company. Pursuant to this program, which will initially cover the period from July 1 to December 31, 2005, each of the executive officers may be awarded an additional 5% of his or her base salary at the Committee’s discretion upon achievement of certain diversity objectives. These objectives include increasing the percentage of (a) open management positions that are filled by diverse candidates, (b) diverse internal and external candidates that are interviewed for management positions, and (c) diverse employees in the Company’s management population.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: June 23, 2005	By:	/s/ James M. Ringler
James M. Ringler
President and Interim Chief Executive Officer